OPINION OF COUNSEL, JODY M. WALKER


           [JODY M. WALKER - LETTERHEAD]



July 29, 2003


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C. 20549

Re:      Dale Jarrett Racing Adventure, Inc.
         Form S-8 Registration Statement
         OPINION OF COUNSEL


Ladies and Gentlemen:

            OPINION OF COUNSEL


I have acted as counsel to Dale Jarrett Racing
Adventure, Inc. in connection with the preparation
and filing of a Registration Statement on Form S-8.
The registration statement covers the registration
under the Securities Act of 1933, as amended, of
500,000 shares of Dale Jarrett Racing Adventure,
Inc. common stock, $.001 par value per share,
pursuant to Dale Jarrett Racing Adventure, Inc.'s
employee and consultant benefit plan entitled the
"2001 Non-Statutory Stock Option Plan," adopted by
the board of directors of Dale Jarrett Racing
Adventure, Inc. on January 3, 2001.   I have
examined the registration statement, Dale Jarrett
Racing Adventure, Inc.'s articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares will be issued as set forth in the 2001 Plan and registration statement, at a time when effective, and that Dale Jarrett Racing
Adventure, Inc. will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the shares may be sold, I am of the opinion that, upon proper and legal issuance of the common shares




U.S. Securities and Exchange Commission
July 29, 2003
Page 2

according the registration statement and receipt of the consideration to be paid for the shares, the common shares will be validly issued, fully paid and nonassessable shares of common stock of Dale
Jarrett Racing Adventure, Inc.. This opinion does not cover any matters related to any re-offer or re-sale of the shares by any Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the registration statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Dale Jarrett Racing Adventure,
Inc. in respect to any matter which comes to our attention hereafter.



              CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.


Sincerely,



/s/ Jody M. Walker
-------------------
Jody M. Walker


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